UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

799 Broadway New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On July 23, 2023, Rithm Capital Corp. (“Rithm”) entered into an Agreement and Plan of Merger (including the schedules and exhibits thereto, the “Merger Agreement”), by and among Rithm, Sculptor Capital Management, Inc., a Delaware corporation (“Sculptor”), Sculptor Capital LP, a Delaware limited partnership and subsidiary of Sculptor (“Capital LP”), Sculptor Capital Advisors LP, a Delaware limited partnership and subsidiary of Sculptor (“Advisors LP”), Sculptor Capital Advisors II LP, a Delaware limited partnership and subsidiary of Sculptor (“Advisors II LP” and, collectively with Capital LP and Advisors LP, the “Operating Partnerships” and each Operating Partnership, in its capacity as the limited partnership surviving the LP Mergers (as defined below), a “Surviving Limited Partnership” and, collectively, the “Surviving Limited Partnerships”), Calder Sub, Inc., a Delaware corporation and subsidiary of Rithm (“Merger Sub Inc.”), Calder Sub I, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub I”), Calder Sub II, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub II”), and Calder Sub III, LP, a Delaware limited partnership and subsidiary of Rithm (“Merger Sub III” and, collectively with Merger Sub I and Merger Sub II, the “LP Merger Subs” and, collectively with Merger Sub Inc., the “Merger Subs”). The Merger Agreement provides for, among other things, upon the terms and subject to the conditions set forth therein, (i) the merger of Merger Sub Inc. with and into Sculptor, with Sculptor surviving such merger as the surviving corporation (the “Surviving Corporation”) (the “Public Merger”), (ii) the merger of Merger Sub I with and into Capital LP, with Capital LP surviving such merger as the surviving partnership (“LP Merger I”), (iii) the merger of Merger Sub II with and into Advisors LP, with Advisors LP surviving such merger as the surviving partnership (“LP Merger II”), and (iv) the merger of Merger Sub III with and into Advisors II LP, with Advisors II LP surviving such merger as the surviving partnership (“LP Merger III” and, collectively with LP Merger I and LP Merger II, the “LP Mergers,” and the LP Mergers, collectively with the Public Merger, the “Mergers” and collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

The Public Merger will become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State or at such later effective time and date that is agreed to by Rithm and Sculptor and specified in the Certificate of Merger (the “Effective Time”) and the LP Mergers will become effective at the time the applicable LP Certificates of Merger have been filed with the Delaware Secretary of State or at such later effective time and date that is agreed to by Rithm and Sculptor and specified in the LP Certificates of Merger (the “LP Mergers Effective Time”).

Effect of Public Merger on Capital Stock

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (i) each share of Class A common stock, $0.01 par value per share, of Sculptor (the “Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (but excluding (x) any shares of Sculptor Common Stock (as defined below) that are owned directly by Rithm, Merger Sub Inc. or any of their subsidiaries immediately prior to the Effective Time or held in treasury of Sculptor, (y) any shares of Sculptor Common Stock as to which appraisal rights have been properly exercised and (z) any unvested Sculptor Restricted Stock Awards (as defined below and treatment of which is described below) to be cancelled without payment in respect thereof pursuant to Section 3.06(c) of the Merger Agreement) will be cancelled and converted into the right to receive an amount in cash equal to $11.15, without interest (the “Public Merger Consideration”), (ii) each share of Class B common stock, $0.01 par value per share, of Sculptor (the “Class B Common Stock” and, together with the Class A Common Stock, the “Sculptor Common Stock”) issued and outstanding immediately prior to the Effective Time will be cancelled and no payment will be made in respect thereof and (iii) each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub Inc. issued and outstanding immediately prior to the Effective Time will be converted into and become one (1) fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

In addition, pursuant to the Merger Agreement, warrants for the purchase of Class A Common Stock (the “Sculptor Warrants”) issued and outstanding immediately prior to the Effective Time will remain outstanding, but will, upon any subsequent exercise of such Sculptor Warrant, be entitled to receive only an amount in cash equal to the Public Merger Consideration less the per-share exercise price for such Sculptor Warrant as set forth in the applicable Sculptor Warrant for each share of Sculptor Common Stock for which such Sculptor Warrant was exercisable immediately prior to the closing of the Transactions (the “Closing”), provided that the holder of any Sculptor Warrant may notify the Surviving Corporation in accordance with the terms of such Sculptor Warrant before the 30th day after a Change of Control (as defined in each Sculptor Warrant) that such holder is exercising the holder’s right to cause Sculptor to purchase such Sculptor Warrant from such holder for the Black-Scholes value of the remaining unexercised portion of such Sculptor Warrant in accordance with its terms.

Effect of LP Mergers on Operating Partnership Units

On the terms and subject to the conditions set forth in the Merger Agreement, at the LP Mergers Effective Time, each Class A common unit of the Operating Partnerships (“LP Class A Unit”), Class A-1 common unit of the Operating Partnerships (“LP Class A-1 Unit”), Class E common unit of the Operating Partnerships (“LP Class E Unit”), Class P common unit of the Operating Partnerships (“LP Class P Unit”) and Class P-4 common unit of the Operating Partnerships (“LP Class P-4 Unit”) issued and outstanding immediately prior to the LP Mergers Effective Time that is vested at the LP Mergers Effective Time or vests as a result of the consummation of the Transactions, in each case, in accordance with the limited partnership agreements of the Operating Partnerships (the “Operating Partnership LPAs”), and any applicable award agreement (but excluding (x) any units of the Operating Partnerships that are owned directly by Rithm, the LP Merger Subs or any of their subsidiaries or held in treasury of the Operating Partnerships, (y) Unvested Units (as defined below) and (z) Rollover Interests (as defined below)) will be converted into the right to receive an amount in cash equal to the applicable per-unit amount that a holder of such unit of the Operating Partnership (an “Operating Partnership Unit”) is entitled to receive in a liquidity event pursuant to the terms of each of the Operating Partnership LPAs (where the aggregate amount payable by the Operating Partnerships is $167,367,690 (inclusive of the aggregate value of the Rollover Interests)), payable to the holder thereof, without interest (the “LP Merger Consideration”), which equates to approximately $6.90 for each LP Class A Unit and each LP Class A-1 Unit and $0 for each LP Class E Unit, LP Class P Unit and LP Class P-4 Unit.

At the LP Mergers Effective Time, (i) each Operating Partnership Unit held by a Sculptor service provider that is unvested at the LP Mergers Effective Time and that does not vest as a result of the consummation of the Transactions (the “Unvested Units”), (ii) each LP profit sharing interest and (iii) each Class C non-equity interest of the Operating Partnerships, in each case of clauses (i), (ii) and (iii), will cease to exist and no payment will be made in respect thereof. Additionally, at the LP Mergers Effective Time, (a) each Class B common unit of the Operating Partnerships (the “LP Class B Units”) that is issued and outstanding immediately prior to the LP Mergers Effective Time will continue to remain outstanding as LP Class B Units of the applicable Surviving Limited Partnership following the LP Mergers Effective Time, (b) each general partner interest of Sculptor Capital Holding Corporation, a Delaware corporation and subsidiary of Sculptor (the “General Partner”), as general partner of each Operating Partnership outstanding immediately prior to the LP Mergers Effective Time will remain outstanding following the LP Mergers Effective Time and the General Partner will continue as the general partner of each Operating Partnership, (c) each Rollover Interest held by each of the Rollover Holders (as defined below) that are outstanding immediately prior to the LP Mergers Effective Time will be contributed to the applicable HoldCo (as defined below) and will continue to remain outstanding following the LP Mergers Effective Time and (d) each issued and outstanding limited partner interest of Merger Sub I, Merger Sub II and Merger Sub III issued and outstanding immediately prior to the LP Mergers Effective Time will be converted into one (1) Class A common unit of the applicable Surviving Limited Partnership and the holder of such limited partner interest of Merger Sub I, Merger Sub II and Merger Sub III will be admitted as a limited partner of the applicable Surviving Limited Partnership.

Treatment of Sculptor Stock Awards

At the Effective Time (i) each outstanding award of performance-based restricted shares of Sculptor Common Stock or performance-based restricted stock units in respect of shares of Sculptor Common Stock granted pursuant to Sculptor’s equity incentive plans (each, a “Sculptor Performance Award”) that is vested or that vests at the Effective Time pursuant to its terms will be cancelled and converted into the right to receive the Public Merger Consideration with respect to each share of Sculptor Common Stock underlying such Sculptor Performance Award, less any applicable withholding taxes and each other Sculptor Performance Award that remains outstanding as of the Effective Time, and any Sculptor Performance Award that immediately prior to the Effective Time is permitted to be or is automatically cancelled pursuant to its terms, will be cancelled at the Effective Time without any consideration therefor; (ii) each outstanding award of service-based restricted stock units in respect of shares of Sculptor Common Stock (including any such award to be settled in cash) granted pursuant to Sculptor’s equity incentive plans (each, a “Sculptor RSU Award”) that is vested or that vests at the Effective Time pursuant to its terms will be cancelled and converted into the right to receive the Public Merger Consideration with respect to each share of Sculptor Common Stock underlying such Sculptor RSU Award, less any applicable withholding taxes; (iii) each outstanding award of service-based restricted shares of Sculptor Common Stock granted pursuant to Sculptor’s equity incentive plans (each, a “Sculptor Restricted Stock Award”) that is vested or that vests as of the Effective Time pursuant to its terms will be cancelled and converted into the right to receive the Public Merger Consideration, less any applicable withholding taxes; and (iv) each Sculptor RSU Award or Sculptor Restricted Stock Award that remains outstanding immediately prior to the Effective Time that is unvested will automatically be cancelled and converted into a restricted cash award (a “Converted Stock Award”) which will have a cash value equal to the product of (x) the aggregate number of shares of Sculptor Common Stock underlying such unvested Sculptor RSU Award or Sculptor Restricted Stock Award, as applicable, immediately prior to the Effective Time multiplied by (y) the Public Merger Consideration. Each Converted Stock Award will be subject to substantially the same terms and conditions as applied to the corresponding Sculptor RSU Award or Sculptor Restricted Stock Award, as applicable, immediately prior to the Effective Time and will be paid (less applicable withholding taxes) promptly upon vesting.

Rollover

Holders of LP Class A Units and LP Class A-1 Units are expected to be offered the opportunity to enter into a rollover agreement (the “Rollover Agreement”) with Rithm, Calder Holdco I, LP, a Delaware limited partnership and subsidiary of Rithm (“Holdco I”), Calder Holdco II, LP, a Delaware limited partnership and subsidiary of Rithm (“Holdco II”), and Calder Holdco III, LP, a Delaware limited partnership and subsidiary of Rithm (collectively with Holdco I and Holdco II, the “Holdcos”). Holders of such Operating Partnership units that elect to enter into the Rollover Agreement (“Rollover Holders”) will agree, subject to the terms and conditions set forth in the Rollover Agreement, immediately prior to the Closing, to contribute certain of their equity interests in the Operating Partnerships (the “Rollover Interests”) to the Holdcos in exchange for a number of equity interests in each of the Holdcos (with one such interest in each Holdco collectively referred to as  a “Holdco Preferred Interest”) having an aggregate value equal to the contributed value of the Rollover Interests (the “Rollover”). The closing of the Rollover will be conditioned upon the holders of at least 50% of the issued and outstanding LP Class A Units and LP Class A-1 Units entering into the Rollover Agreement prior to the date of the Company Stockholder Meeting (the “Rollover Condition”). The terms of the Rollover will be disclosed in Sculptor’s proxy statement on Schedule 14A in respect of the Transactions. Holders of LP Class A Units and LP Class A-1 Units that do not enter into the Rollover Agreement, or in the event that the Rollover Condition is not satisfied and the Rollover does not occur, all holders of LP Class A Units and LP Class A-1 Units, will receive the consideration described above under “—Effect of LP Mergers on Operating Partnership Units” at the LP Mergers Effective Time.

Post-Closing Governance

On the terms and subject to the conditions set forth in the Merger Agreement, (i) as of the Effective Time, the directors and officers of Merger Sub Inc. immediately prior to the Effective Time will become the directors and officers of the Surviving Corporation and (ii) as of the LP Mergers Effective Time, (A) the General Partner will continue as the general partner of each Surviving Limited Partnership, Rithm (or a direct or indirect subsidiary of Rithm) will be admitted as a limited partner of each Surviving Limited Partnership and each Surviving Limited Partnership will be continued without dissolution, and (B) the officers of the General Partner of each Operating Partnership immediately prior to the LP Mergers Effective Time will be the officers of the General Partner of each Surviving Limited Partnership.

Representations, Warranties and Covenants

The Merger Agreement contains certain customary representations and warranties made by each party, which, in the case of Sculptor and the Operating Partnerships, are qualified by the confidential disclosures provided to Rithm in connection with the Merger Agreement, as well as matters included in Sculptor’s reports filed with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement. Rithm, Sculptor and the Operating Partnerships have agreed to various customary covenants, including covenants regarding the conduct of Sculptor’s business prior to the Closing, covenants requiring Sculptor to recommend that its stockholders approve the Merger Agreement and covenants prohibiting Sculptor from soliciting alternative acquisition proposals or providing information to or engaging in discussions with third parties, in each case, except in limited circumstances as provided in the Merger Agreement.

Rithm has agreed to a covenant requiring it to establish, effective as of the Closing, (i) a retention program for certain members of Sculptor’s leadership team and (ii) a long-term incentive program (“LTIP”) for certain members of Sculptor’s leadership team who support the Sculptor business following the Closing. The retention program will have a total value of up to $35 million and will be allocated to certain members of Sculptor’s leadership team in the form of Rithm restricted stock or restricted stock units, which will vest in two equal installments on the second and third anniversaries of the Closing. The LTIP will provide for awards from a pool of 20%, subject to escalation based on achievement of certain performance thresholds, in the growth in the value of the Sculptor business above Rithm’s basis in such business, measured over a period of five years (or less, upon certain circumstances), subject to achieving an 8% internal rate of return hurdle on Rithm’s investment in the Sculptor business. At least 55% of the pool under the LTIP will be allocated to Sculptor employees. Awards under the LTIP will generally be subject to continued performance of services and will vest in three installments on the third, fourth and fifth anniversaries of the Closing.

Conditions to the Mergers

Consummation of the Transactions is subject to certain customary conditions, including (i) approval of the Transactions by the requisite vote of Sculptor’s stockholders (the “Company Stockholder Approval”) and approval of the Transactions by the affirmative vote of the holders representing at least a majority of the aggregate voting power of the outstanding shares of Class A Common Stock owned by the Non-Unitholder Stockholders and that are entitled to vote thereon (the “Company Non-Unitholder Stockholder Approval” and together with the Company Stockholder Approval, the “Required Stockholder Approval”), (ii) approval of the LP Mergers by the General Partner of each of the Operating Partnerships, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the approval of the Financial Conduct Authority in the United Kingdom and the approval of the Securities and Futures Commission in Hong Kong, (iv) the absence of a Company Material Adverse Effect on Sculptor, (v) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (vi) each party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects and (vii) the receipt of consent of investment funds or other vehicles managed by Sculptor and its subsidiaries representing at least 85% of such parties’ run rate revenue to the “assignment” (as defined in the Investment Advisers Act of 1940) of their client contracts.

Termination Rights and Fee

The Merger Agreement may be terminated by either party under certain circumstances, including (i) if the Closing has not occurred on or before July 23, 2024; (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the Closing; (iii) if Sculptor fails to obtain the Required Stockholder Approval; or (iv) upon a material uncured breach by the other party that would result in a failure of the conditions to the Closing to be satisfied. In addition, prior to obtaining the Required Stockholder Approval, (a) Sculptor may terminate the Merger Agreement, subject to the payment of a termination fee, in order to enter into an agreement for a superior proposal and (b) Rithm may terminate the Merger Agreement if the Board of Directors of Sculptor makes an adverse recommendation change.

Sculptor will be required to pay Rithm a termination fee of $16,576,819 (net of any payment of Rithm Expenses (as defined below)) in the following circumstances (i) if Rithm terminates the Merger Agreement due to an adverse recommendation change; (ii) if Sculptor terminates the Merger Agreement and an adverse recommendation change occurs, the Sculptor stockholder meeting has been held and the Merger Agreement has not been adopted by the Required Stockholder Approval; (iii) if Sculptor terminates the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal; or (iv) if an acquisition proposal is made for Sculptor and not withdrawn, the Merger Agreement is later terminated under certain circumstances and within twelve months after termination Sculptor enters into a definitive agreement with respect to an acquisition proposal and that acquisition proposal is subsequently consummated. Sculptor is also required to reimburse Rithm’s costs and expenses in connection with the negotiation, execution and performance of the Transactions, subject to a cap of $5,100,560 (“Rithm Expenses”), if the Merger Agreement is terminated by Sculptor or terminated by Rithm if the Sculptor stockholder meeting has been held and the Merger Agreement has not been adopted by the Required Stockholder Approval.

The foregoing description of the Merger Agreement, the Mergers and the other Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Rithm or Sculptor. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and as of specific dates; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement may be subject to important qualifications and limitations agreed to by Rithm and Sculptor in connection with the negotiated terms of the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, the Merger Agreement should not be read alone but instead should be read in conjunction with the other information regarding the Merger Agreement, the Transactions, Rithm, Sculptor, their respective affiliates and their respective businesses that is or will be contained in, or incorporated by reference into, the proxy statement that will be filed with the SEC, as well as in the Forms 10-K, Forms 10-Q and other filings that Rithm or Sculptor files or furnishes with the SEC.

Item 2.02.	Results of Operations and Financial Condition.

Today, Rithm disclosed the following estimated preliminary results of operations for its second quarter ended June 30, 2023.

Preliminary Unaudited Financial Results for the Second Quarter Ended June 30, 2023

Three Months
Ended
June 30,
Estimated Preliminary Financial Results	2023
$0.71 to
GAAP Net Income Per Diluted Share(1)	$0.77
$0.59 to
Earnings Available for Distribution Per Diluted Share(1)(2)(3)	$0.65
$12.13 to
Book Value Per Share(4)	$12.19

(1)
Per common share calculations of U.S. generally accepted accounting principles (“GAAP”) net income and earnings available for distribution are based on 483,376,961 weighted average diluted common shares during the quarter ended June 30, 2023.

(2)
Earnings Available for Distribution  is a non-GAAP measure. For a reconciliation of earnings available for distribution to GAAP net income, as well as an explanation of this measure, please refer to “Non-GAAP Measures and Reconciliation to GAAP Net Income” below.

(3)	Earnings Available for Distribution Per Diluted Share includes a realized gain of $0.20 related to the sale of excess mortgage servicing rights (“MSRs”) during the quarter.
(4)	Book value per share based on 483,320,606 common shares outstanding as of June 30, 2023.

For the second quarter of 2023, Rithm estimates that GAAP net income will be in the range of $0.71 to $0.77 per diluted share, that earnings available for distribution will be in the range of $0.59 to $0.65 per diluted share and that book value will be in the range of $12.13 to $12.19 per share. A reconciliation of GAAP net income to earnings available for distribution is set forth below.

Rithm’s preliminary financial results may change as a result of the completion of its closing procedures for the quarter ended June 30, 2023 and, as a result, Rithm’s final results upon completion of the closing procedures may vary from the preliminary estimates. These preliminary results, which are the responsibility of Rithm’s management, were prepared by its management in connection with the preparation of Rithm’s financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to Rithm’s estimated preliminary operating results. The preliminary operating results are inherently uncertain and Rithm undertakes no obligation to update this information. Ernst & Young LLP, Rithm’s independent registered public accounting firm, has not audited, reviewed or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

Non-GAAP Measures and Reconciliation to GAAP Net Income

Estimated Preliminary Financial Results (dollars in thousands, except per share data)	Three Months Ended June 30, 2023
	Low	High
Net income attributable to common stockholders	$342,844	$371,846
Adjustments:
Realized and unrealized (gains) losses on investments, net	(156,055)	(156,055)
Deferred taxes	56,431	56,431
Other	40,144	40,144
Earnings available for distribution	$283,364	$312,366
Net income per diluted share	$0.71	$0.77
Earnings available for distribution per diluted share	$0.59	$0.65
Weighted average number of shares of common stock outstanding, diluted	483,376,961	483,376,961

The reconciliation of estimated preliminary net income to earnings available for distribution results was calculated across the low and high net income ranges based on Rithm’s preliminary estimates of the expected base case differences between net income and earnings available for distribution. Similar to the estimated preliminary operating results noted above, Rithm’s final reconciliation upon completion of its closing procedures may vary from the preliminary estimates.

Rithm has five primary variables that impact its operating performance: (i) the current yield earned on Rithm’s investments, (ii) the interest expense under the debt incurred to finance Rithm’s investments, (iii) Rithm’s operating expenses and taxes, (iv) Rithm’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses, and (v) income from Rithm’s origination and servicing businesses. “Earnings available for distribution” is a non-GAAP financial measure of Rithm’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings available for distribution is used by management to evaluate Rithm’s performance without taking into account: (a) realized and unrealized gains and losses, which although they represent a part of Rithm’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (b) termination fee to affiliate; (c) non-cash deferred compensation expense; (d) non-capitalized transaction-related expenses; and (e) deferred taxes, which are not representative of current operations.

Rithm’s definition of earnings available for distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although Rithm intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, Rithm continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, Rithm’s definition of earnings available for distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because Rithm believes deferred taxes are not representative of current operations. Rithm’s definition of earnings available for distribution also limits accreted interest income on residential mortgage-backed securities where Rithm receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. Rithm created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. Rithm believes this amount represents the amount of accretion Rithm would have expected to earn on such bonds had the call rights not been exercised.

Rithm’s investments in consumer loans are accounted for under the fair value option. Earnings available for distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with Rithm’s overall portfolio of mortgage-related assets which generally record income on a level yield basis.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of Rithm’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when Rithm acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, Rithm originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the government sponsored enterprises or mortgage investors, Rithm reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which Rithm believes is an indicator of performance for the Origination and Servicing segments and therefore included in earnings available for distribution.

Earnings available for distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of Rithm’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate Rithm’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of Rithm’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of Rithm’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of Rithm’s activity and should be considered as only one of the factors used by management in assessing Rithm’s performance, along with GAAP net income which is inclusive of all of Rithm’s activities.

Rithm views earnings available for distribution as a consistent financial measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and Rithm’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that Rithm distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because Rithm views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that Rithm’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of Rithm’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The information in this Item 2.02 is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of Rithm’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 7.01	Regulation FD Disclosure.

On July 24, 2023, Rithm and Sculptor jointly issued a press release in connection with the Transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated by reference into this Item 7.01.

The information contained in the press release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, such information will not be incorporated by reference into any filing filed by Rithm under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference therein. The furnishing of the information in this Current Report on Form 8-K with respect to the press release is not intended to, and does not, constitute a determination or admission by Rithm that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Rithm.

Item 8.01	Other Events.

Voting and Support Agreements

In connection with entering into the Merger Agreement, on July 23, 2023, Rithm entered into Voting Agreements with each of James S. Levin, Wayne Cohen, Brett Klein and Peter Wallach (the “Specified Stockholders”) (the “Voting Agreements”), whereby each Specified Stockholder has agreed, among other things, to vote all shares held by such Specified Stockholder in favor of the Company Stockholder Approval at any meeting of the stockholders of Sculptor and in favor of any other transactions or matters expressly contemplated by the Merger Agreement and (ii) against any alternative acquisition proposals. The Specified Stockholders also agreed not to transfer or otherwise dispose of any Sculptor Common Stock or other securities of Sculptor or its subsidiaries, other than certain permitted transfers, during the term of the Voting Agreements. The Voting Agreements shall terminate upon the earliest to occur of, among other things, (i) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, (ii) the mutual written consent of Rithm and the Specified Stockholder and (iii) the receipt of the Required Stockholder Approval. As of the date hereof, the Specified Stockholders collectively control approximately 26.0% of the voting power in connection with the Company Stockholder Approval.

The foregoing description of the Voting Agreements is not complete and is subject to, and qualified in its entirety by reference to, the full text of each of the Voting Agreements, respectively, copies of which are filed as Exhibits 99.2, 99.3, 99.4 and 99.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K and the exhibits hereto may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Transactions. All statements, other than statements of current or historical fact, contained in this Current Report on Form 8-K may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements represent the companies’ current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond Rithm’s and Sculptor’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report on Form 8-K. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rithm’s and Sculptor’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available on both companies’ websites (www.rithmcap.com and www.sculptor.com).

Factors which could have a material adverse effect on Rithm’s and Sculptor’s operations and future prospects include, but are not limited to, the following risks relating to the Transactions, including in respect of the satisfaction of closing conditions to Transactions on a timely basis or at all, including the ability to obtain required regulatory approvals and the Required Stockholder Approval; unanticipated difficulties and/or expenditures relating to the Transactions and any related financing; uncertainties as to the timing of the Transactions; litigation related to, or other challenges to, the Transactions; the impact of the Transactions on each company’s business operations (including the threatened or actual loss of employees, clients or suppliers); the inability to obtain, or delays in obtaining cost savings and synergies from the Transactions; incurrence of unexpected costs and expenses in connection with the Transactions; risks related to changes in the financial, equity and debt markets; and risks related to political, economic and market conditions.  In addition, the risks to which Sculptor’s business is subject, including those risks described in Sculptor’s periodic reports filed with the SEC, could adversely affect the Transactions and, following the completion of the Transactions, our operations and future prospects.

New risks and uncertainties emerge from time to time, and it is not possible for Rithm and Sculptor to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K, and Rithm and Sculptor expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm's and Sculptor’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of July 23, 2023, by and among Rithm Capital Corp., Sculptor Capital Management, Inc., Sculptor Capital LP, Sculptor Capital Advisors LP, Sculptor Capital Advisors II LP, Calder Sub, Inc., Calder Sub I, LP, Calder Sub II, LP, and Calder Sub III, LP.*

99.1	Joint Press Release, dated as of July 24, 2023.
99.2	Voting Agreement, dated as of July 23, 2023, by and between Rithm Capital Corp. and James Levin.*
99.3	Voting Agreement, dated as of July 23, 2023, by and between Rithm Capital Corp. and Wayne Cohen.*
99.4	Voting Agreement, dated as of July 23, 2023, by and between Rithm Capital Corp. and Brett Klein.*
99.5	Voting Agreement, dated as of July 23, 2023, by and between Rithm Capital Corp. and Peter Wallach.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
___________________________________
*	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM CAPITAL CORP.
(Registrant)

By:/s/ Nicola Santoro, Jr.
Name: Nicola Santoro, Jr.
Title: Chief Financial Officer and Chief Accounting Officer

Dated: July 24, 2023